As filed with the Securities and Exchange Commission on May 23, 2025

Registration No. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NANO NUCLEAR ENERGY INC.

(Exact name of registrant as specified in its charter)

Nevada	88-0861977
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Times Square, 30th Floor

New York, New York 10018

(Address of principal executive offices, including zip code)

Nano Nuclear Energy Inc. 2025 Equity Incentive Plan

(Full title of the plan)

James Walker

Chief Executive Officer

Nano Nuclear Energy Inc.

10 Times Square, 30th Floor

New York, New York 10018

(Name and address of agent for service)

Tel: (212) 634-9206

(Telephone number, including area code, of agent for service)

With copies to:

Richard I. Anslow, Esq.

Lawrence A. Rosenbloom, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

Tel: (212) 370-1300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

Nano Nuclear Energy Inc., a Nevada corporation (the “Registrant,” “Company,” “our company,” “we,” “us,” “our,” or similar terminology), has prepared this registration statement on Form S-8 (the “Registration Statement”) in accordance with the requirements of General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) to register an aggregate of up to 4,750,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which are reserved for issuance under the Nano Nuclear Energy Inc. 2025 Equity Incentive Plan (the “2025 Plan”).

This Registration Statement is being filed in order to register the Common Stock that may be offered or sold to participants under the 2025 Plan, either directly or upon exercise of options or other stock-based awards granted under such Plan.

This Registration Statement also includes, pursuant to General Instruction E to Form S-8, a re-offer prospectus in Part I (the “Reoffer Prospectus”). The Reoffer Prospectus may be utilized for reoffers and resales by certain executive officers and directors of our company listed in the Reoffer Prospectus who are, or may be deemed to be, “affiliates” of the Company within the meaning set forth in Rule 405 under the Securities Act (the “Selling Stockholders”), on a continuous or a delayed basis in the future, shares of Common Stock issued to the Selling Stockholders pursuant to awards to be granted under the 2025 Plan in the future. These shares may constitute “control securities” or “restricted securities” which have been issued prior to or may be issued or become issuable after the filing of this Registration Statement. The number of shares of Common Stock included in the Reoffer Prospectus represents Common Stock to be issued to the Selling Stockholders and does not necessarily represent a present intention to sell any or all such Common Stock.

Pursuant to Rule 424(b) under the Securities Act, we may supplement the Reoffer Prospectus from time to time to add or remove the names of Selling Stockholders and/or amounts of Common Stock, to be reoffered or resold by the Selling Stockholders as that information becomes known. All other portions of the Registration Statement, as previously filed, remain unchanged.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registration Information and Employee Plan Annual Information.*

* The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 (Plan Information and Registrant Information and Employee Plan Annual Information) will be sent or given to recipients of the grants under the 2025 Plan as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) of the Securities Act of 1933, as amended, and will include the address and telephone number to which the request is to be directed.

REOFFER PROSPECTUS

Shares of Common Stock Which May Be Issued Under the Nuclear Energy Inc. 2025 Equity Incentive Plan

This reoffer prospectus (this “Reoffer Prospectus” or this “prospectus”) relates to the offer and sale, from time to time, by the selling stockholders named herein (the “Selling Stockholders”), or their permitted transferees, of shares of Common Stock, par value $0.0001 per share (the “Common Stock”) of Nano Nuclear Energy Inc. (the “Company”) to be issued to the Selling Stockholders pursuant to option or other equity awards which may be granted to the Selling Stockholders under the Nano Nuclear Energy Inc. 2025 Equity Incentive Plan (the “2025 Plan”). As of the date of this prospectus, the Selling Stockholders have not been granted any awards under the 2025 Plan, and we expect to supplement this prospectus in the future to reflect the Common Stock which may be sold by the Selling Stockholders hereunder. We are not offering any of the Common Stock and will not receive any proceeds from the sale of the Common Stock offered by this Reoffer Prospectus. See “Use of Proceeds.”

The Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus, as amended from time to time, through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. The Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares for sale. The Selling Stockholders may sell any, all or none of the shares offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 11 for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

The Selling Stockholders are “affiliates” of the Company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). The shares of Common Stock to be issued to the Selling Stockholders under the 2025 Plan are “control securities” or “restricted securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the Common Stock under the Securities Act to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction.

Our Common Stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “NNE.” On May 21, 2025, the last reported closing price of our Common Stock as reported on Nasdaq was $25.70 per share.

We may add, update or change information contained in this Reoffer Prospectus from time to time by incorporating by reference any document or filing a prospectus supplement, as required. You should read this entire Reoffer Prospectus, together with the documents we incorporate by reference, and any applicable prospectus supplement carefully before you make your investment decision.

We are currently an “emerging growth company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. Due to the market value of our common stock held by non-affiliates of our company in excess of $700 million as of March 31, 2025, we expect to lose our status as an emerging growth company as of September 30, 2025, the last day of our current fiscal year. See “Reoffer Prospectus Summary—Implications of Being an Emerging Growth Company.”

Investing in our securities is speculative and involves a high degree of risk. For a discussion of information that should be considered in connection with an investment in our securities, see “Risk Factors” beginning on page 10 of this Reoffer Prospectus and the risk factors contained in any document incorporated by reference in this Reoffer Prospectus and any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Reoffer Prospectus dated May [●], 2025

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ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus is part of a registration statement (the “Registration Statement”) we filed with the Securities and Exchange Commission (the “SEC”) on Form S-8. The Selling Stockholders named in this Reoffer Prospectus may, from time to time, sell the securities described in this Reoffer Prospectus in one or more offerings. This Reoffer Prospectus includes important information about us, the Common Stock issued by us, the shares of Common Stock being offered by the Selling Stockholders and other information you should know before investing. Any document incorporated by reference in this Reoffer Prospectus and any prospectus supplement may also add, update, or change information in this Reoffer Prospectus. If there is any inconsistency between the information contained or incorporated by reference in this Reoffer Prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This Reoffer Prospectus does not contain all of the information provided in the Registration Statement. You should read this Reoffer Prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information.” You should rely only on information contained or incorporated by reference in this Reoffer Prospectus and any applicable prospectus supplement. We have not, and the Selling Stockholders have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this Reoffer Prospectus, any prospectus supplement or any free writing prospectus that we or the Selling Stockholders may authorize to be delivered or made available to you.

The information contained in this Reoffer Prospectus, any document incorporated by reference in this Reoffer Prospectus and any applicable prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this Reoffer Prospectus, any document incorporated by reference in this Reoffer Prospectus or any applicable prospectus supplement, or the sale of any securities offered hereby. You should not assume that the information contained in this Reoffer Prospectus, any document incorporated by reference in this Reoffer Prospectus or any applicable prospectus supplement is accurate as of any other date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This Reoffer Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this Reoffer Prospectus. The securities offered by this Reoffer Prospectus are being offered only in jurisdictions where the offer is permitted.

Except as otherwise set forth in this Reoffer Prospectus, neither we nor the Selling Stockholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this Reoffer Prospectus outside the United States. Persons outside the United States who come into possession of this Reoffer Prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this Reoffer Prospectus outside the United States.

Unless the context requires otherwise, references in this Reoffer Prospectus to “Registrant,” “we,” “us,” “our,” “our company,” “the Company” or similar terminology refer to Nano Nuclear Energy Inc., including its consolidated subsidiaries.

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INDUSTRY AND MARKET DATA

Unless otherwise indicated, information included or incorporated by reference in this Reoffer Prospectus concerning economic conditions, our industry, our markets, and our competitive position is based on a variety of sources, including information from third-party industry analysts and publications and our own estimates and research. Some of the industry and market data contained or incorporated by reference in this Reoffer Prospectus are based on third-party industry publications. This information involves a number of assumptions, estimates and limitations.

The industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry publications referenced (or incorporated by reference) in this Reoffer Prospectus were prepared on our behalf. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this Reoffer Prospectus. These and other factors could cause results to differ materially from those expressed in these publications.

TRADEMARKS

We own or have rights to trademarks or trade names that we use in connection with the operation of our businesses, our corporate names, logos and website names. This Reoffer Prospectus contains or incorporates by reference references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by any other companies. All other trademarks are the property of their respective owners.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus and the information included or incorporated herein by reference contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995, about us and our industry that involve risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and may include statements concerning, among other things, financial results, business plans, future liabilities and other obligations, impairments and amortization, estimates of the financial impact of certain items, accounting treatment, events or circumstances, and capital allocation. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” “assumption” or “judgment” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

These forward-looking statements present our estimates and assumptions only as of the date of this Reoffer Prospectus and are subject to several known and unknown risks, uncertainties, and assumptions. Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those challenges summarized below:

●	Our ability to design, develop, manufacture, demonstrate, obtain regulatory approval for and ultimately sell our proposed micro nuclear reactors or other products, technologies or services we are developing.

●	Our ability to develop a domestic Low Enriched Uranium (LEU) and High-Assay Low-Enriched Uranium (HALEU) fuel supply chain to supply the next generation of advanced nuclear reactors and our own systems.

●	Our ability to produce a regulatorily licensed, high-capacity HALEU transportation package, capable of moving commercial quantities of HALEU fuel.

●	Our ability to provide nuclear service support and consultation services for the expanding and resurgent nuclear energy industry, both domestically and internationally.

●	Our ability to source, retain, and expand our technical and business staff to meet the demands of our expanding and diversifying business.

●	Our ability to raise the substantial amount of additional funds that will be necessary for our business to succeed, which funds may not be available on acceptable terms or available at all.

●	Assumptions relating to the size of the market for our micro nuclear reactors or other products, technologies or services we are developing.

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Our ability to navigate the complex and time-consuming nuclear regulatory regimes in the jurisdictions we operate, including unanticipated regulations or regulatory failures that could add barriers, time and cost to our business plans.

●	Our ability to comply with the numerous U.S. and international laws, rules, regulations and licensing requirements related to nuclear energy that add barriers to our business and could have a negative effect on our operations.

●	Our estimates of future expenses, capital requirements, revenue potential and our needs for, or ability to obtain, additional financing.

●	Our status as an early-stage pre-revenue company in a rapidly evolving and complex industry with a business model that is still being developed and is largely untested.

●	Our ability to avoid a significant disruption in our information technology system, including security breaches, or our ability to implement new system and software successfully.

●	Our ability to obtain and maintain intellectual property protection for our products.

●	The other risks identified in the section titled “Risk Factors.”

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances. You should not place undue reliance on the forward-looking statements. Except as required by law, we undertake no obligation to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

You should read this Reoffer Prospectus and the documents that we include or incorporate by reference in this Reoffer Prospectus and have filed as exhibits to the Registration Statement, of which this Reoffer Prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in (or incorporated by reference in) this Reoffer Prospectus by these cautionary statements.

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REOFFER PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Reoffer Prospectus or incorporated by reference in this Reoffer Prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before making an investment decision, you should read this Reoffer Prospectus (as supplemented or amended) carefully, especially “Risk Factors” and the consolidated financial statements and related notes thereto, and the other information incorporated by reference in this Reoffer Prospectus. Some of the statements in this Reoffer Prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.

Overview

We are an early-stage nuclear energy company, developing smaller, cheaper, and safer advanced portable clean energy solutions, utilizing proprietary reactor designs, intellectual property, and research methods, to contribute towards a sustainable future. Led by a world class scientific and management team, our business plan involves a comprehensive engagement across every sector of the nuclear power and energy industry, traversing the path from sourcing raw materials through to developing cutting edge advanced nuclear microreactors. Our dedication extends further, encompassing commercial nuclear fuel transportation, the fuel supply chain, technology development, and consulting services.

Our Mission

Our mission is to become a commercially focused, diversified and vertically integrated nuclear energy company that will capture market share in the very large and growing nuclear energy sector. To implement our plans, since our founding in 2022, our management has had constant communications with key U.S. government agencies, including the DOE, the INL and ORNL, which are a part of the DOE’s national nuclear laboratory system. Our company also maintains important collaborations with leading researchers from the Cambridge Nuclear Energy Centre and The University of California, Berkeley.

Our Products and Services

Currently, we are in the pre-revenue stage and are principally focused on four business lines as part of our development strategy:

●	Micro Nuclear Reactor Business. We are developing the next generation of advanced nuclear microreactors, in particular (i) the fixed installation KRONOS MMR™ Energy System, (ii) ZEUS, a portable modular solid core battery reactor, (iii) ODIN, a portable modular low-pressure coolant reactor, and (iv) the space focused, portable LOKI MMR™ Through the collaboration of our world-renowned nuclear scientists and engineers, the U.S. national nuclear laboratories, and government support, we believe our reactors will have the potential to impact the global energy landscape. Our goal is to commercially launch one of these products in the early 2030s.

Our ZEUS and ODIN microreactors have moved from the design stages to physical test work stages, with materials testing, irradiation testing, and initial rig construction currently underway, to ensure the accuracy of our modelled reactors and to optimize the dimensions and composition of the systems. We have conducted and completed external design audits on both the ZEUS and ODIN reactor designs to provide external validation and assistance to our designs. The design audits for the reactors were conducted and completed by the Idaho National Laboratory (“INL”). We are currently identifying sites for our prototype reactor for the purpose of conducting physical test work using nuclear material for both microreactors. We have communicated with the U.S. Nuclear Regulatory Commission (“NRC”) and Department of Energy (“DOE”), informing them of the status of our microreactor designs and the estimated internal timelines for our microreactor developments, with an understanding that definite timelines will be provided once available, to allow the NRC to arrange the necessary personnel to oversee the microreactor licensing process. We increased the size of the technical teams during 2024 and 2025 to expedite the development of the reactor systems, as well as recruiting former NRC personnel to oversee our regulatory licensing processes, and to engage directly with the NRC to facilitate the commercialization planning. In January 2025, we announced that we had contracted with Thermal Engineering International (TEi), a Babcock Power Inc.® company, to advance the design and fabrication of several heat exchangers for use in our ODIN microreactor in development. In March 2025, six additional professionals, including Radwan Nassim Kheroua, Dr. Andrew Steer, James Leybourn, Simon Boddington, Luke Godfrey, and Jake Miles joined our U.K.-based nuclear science and engineering partner Cambridge AtomWorks, led by Professors Ian Farnan and Eugene Shwageraus. Cambridge AtomWorks personnel are leading the development of our ODIN™ microreactor. In March 2025, we also announced that we had assembled the first reactor core hardware of its ZEUS microreactor for initial non-nuclear testing.

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On January 10, 2025, we closed the asset acquisition of the KRONOS MMR™ Energy System and the LOKI MMR™ from Ultra Safe Nuclear Corporation (“USNC”). These assets include certain contracts, intellectual property rights, prior demonstration projects, and pursuant to an arrangement with an affiliated entity described below, the equity interests of a Canadian entity, free and clear of any liens other than certain specified liabilities of USNC that were assumed, for a total purchase price of $8.5 million in cash through an auction conducted pursuant to Section 363 of the U.S. Bankruptcy Code in connection with USNC’s pending Chapter 11 bankruptcy proceedings. On December 18, 2024, the United States Bankruptcy Court for the District of Delaware, the Bankruptcy Court overseeing USNC’s bankruptcy held a hearing where it approved the sale of the USNC Assets to us. The KRONOS and LOKI assets purchased from USNC included five contracts with third-party collaborators, 38 issued, pending or published patents, including but not limited to six issued and four pending or published U.S. utility patents and three issued and four pending Canadian utility patents, 16 registered, pending or published trademarks, and any other technology and intellectual property related to the acquired businesses, rights related to a demonstration project related to the KRONOS MMR™ Energy System in the United States and the business records of the acquired businesses and related confidentiality rights. We acquired these assets through two new wholly owned subsidiaries incorporated in Nevada. The acquired assets also included certain Canadian assets (the “Canadian Assets”), including three contracts with Canadian authorities, the equity interests of a Canadian partnership and rights related to a demonstration project related to the KRONOS MMR™ Energy System in Canada, the transfer of which need the consent of certain Canadian governmental entities (the “Canadian Consents”), with an escrow of $250,000 deposited at the closing securing the Canadian Consents. If the Canadian Consents are not received within 90 days after the closing, we shall have the right to terminate the acquisition of the Canadian Assets and receive the return of $250,000 held in escrow. To better facilitate the Canadian Consents and to continue diligence of the Canadian partnership and other Canadian Assets, our disinterested directors unanimously approved the assignment of our rights to the Canadian Assets to Jay Jiang Yu, our founder, President, Secretary and Treasurer, and Chairman of the Board, and certain Canadian entities owned or controlled by Mr. Yu (the “Yu Entities”). In exchange, on January 10, 2025, the Company entered into an option agreement (“Yu Option Agreement”) with Mr. Yu and Yu Entities, pursuant to which the Company received an option back from Mr. Yu and Yu Entities to acquire for nominal consideration, for a period of five years beginning once the receipt by the Yu Entities of the Canadian Assets upon receiving the Canadian Consents, any or all of the equity interests of the Yu Entities or the Canadian partnership, the other Canadian Assets or the material assets and business of the Canadian partnership. As of the date of this Report, we and the Yu Entities are continuing to review the Canadian Assets to determine if they will be acquired and we are still in dialogue with certain Canadian governmental entities with respect to certain of the Canadian Assets.

The KRONOS and LOKI technologies target new markets beyond those targeted by the ZEUS and ODIN reactors, which are designed for more remote locations, such as island and remote communities, remote industry such as mining projects or oil and gas. The KRONOS MMR™ Energy System reactor will target larger population centers, industrial heat for larger industries, data and artificial intelligence centers for the tech industry, and LOKI MMR™ will target extra-terrestrial applications. In early April 2025, we signed a strategic collaboration with the University of Illinois Urbana-Champaign (“UIUC”) to construct the first KRONOS MMR™ Energy System research reactor on the university’s campus. In mid-April 2025, we launched a recruitment initiative focused on the Midwest region to support our ambitious plans to construct, demonstrate and gain regulatory approval for full-scale KRONOS MMR Energy System in both the United States and Canada. In late April 2025, the NRC issued its final Safety Evaluation (SE) approving the Fuel Qualification Methodology Topical Report (FQM TR) for the advanced fuel design to be used in our stationary KRONOS MMR™ Energy System.  The diversity of products positions us to capitalize on growing financial investment and societal momentum driving advanced nuclear energy technologies on a global scale across multiple different areas. We will leverage our world-class technical team to analyze and optimize these technologies, key components, and intellectual property, before integrating them into its operational frameworks and ongoing innovative efforts. We also intend to build upon and strengthen the extensive industry relationships that USNC established during its operations, including those with The University of Illinois Urbana-Champaign and the Canadian Government to build prototype reactors.

In addition, in August 2024, we purchased a 14,000 sq. ft., 2-story building in Oak Ridge, Tennessee for $1.7 million to house our Nuclear Technology Headquarters. Michael Norato, Ph.D., an INL and DOE veteran, was appointed as our Director of Nuclear Facilities and Infrastructure in December 2024. Dr. Norato will oversee the construction, development and licensing of our key facilities, including our recently acquired 14,000 sq. ft. Oak Ridge, Tennessee Nuclear Technology Headquarters and future test bed reactor sites for experiments related to our ZEUS and ODIN microreactors currently in development. He will also lead the establishment of deconversion and fuel processing facilities, helping to further our goal of being a vertically integrated leader in the U.S. nuclear fuel cycle. We expect to increase the number of personnel working at the facility over the next year and expect to ultimately employ up to 30 personnel at the facility. We are also currently undertaking approximately $800,000 of renovation work to the facility as well.

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Furthermore, in December 2024, we announced our execution of a memorandum of understanding with the Idaho Operations Office of the DOE setting forth a framework for the potential collaboration between our company and the DOE to evaluate constructing a demonstration reactor on a land package near INL. Through this memorandum, we will work with the DOE and Battelle Energy Alliance, LLC, the current operator of INL (“BEA”), to progress the development, siting, and eventual testing of our innovative microreactor designs. We will continue to weigh the DOE site against all potential siting options to ensure the most appropriate reactor site is located for our prototype.

In January 2025, we entered into a lease for a facility in Westchester County, New York where we have established a purpose-built demonstration facility to be used to demonstrate the operation and viability of several non-nuclear parts and components of our nuclear microreactors in development. In February 2025, we engaged aRobotics Company, a leading innovator in robotics fabrication, inspection, engineering and testing, to oversee the multimillion dollar build out of our demonstration facility in Westchester County, New York. aRobotics will also assist us with the fabrication of key components for the demonstration facility. We committed approximately $3 million to retrofit this facility. In May 2025, we announced the completion of our retrofit of this facility and the commencement of operations there. The facility will also support ongoing work on our SBIR Phase III project for its Annular Linear Induction Pump (ALIP) technology.

●	Fuel Processing Business. Through our subsidiary, HALEU Energy Fuel Inc., and in coordination with the DOE, we are seeking to develop a domestic LEU and HALEU fuel supply chain to supply fuel not only for our own reactors but also to the broader advanced nuclear reactor industry. We have tentatively identified the site on which we intend to construct the facilities and have begun to build the team to design and develop these facilities.

We have also made a $2 million strategic investment in and entered into a collaboration with a laser-based uranium enrichment technology company, LIS Technologies Inc. (“LIST”) (which is a related party), to support the development of their technology. Through this investment and related collaboration, we aim to assist in advancing LIST’s technologies to secure a reliable low enriched uranium fuel supply for our future operations and the broader nuclear energy industry. The parties intend that LIST will provide us with enriched uranium hexafluoride (UF6) at no cost to be fabricated and sold to customers, with LIST to receive compensation as part of a profit-sharing arrangement to be agreed upon between the companies in the future. Through collaboration with LIST, we intend to construct the supporting facilities alongside LIST’s enrichment facility, including the deconversion and fuel fabrication facilities, and conversion if necessary. We also leased 7,000 square feet of space at our Nuclear Technology Center in Oak Ridge, Tennessee to LIST. Our relationship with LIST is considered a related party transaction since certain of our executive directors and officers, including Jay Jiang Yu and Dr. Tsun Yee Law, also serve as directors and officers for LIST, and James Walker serves as a consultant to LIST. Our investment in LIST was unanimously approved by all of our disinterested independent directors.

In December 2024, we announced that LIST and our company were selected by the DOE to participate as one of six contract awardees in the DOE’s Low-Enriched Uranium (LEU) Enrichment Acquisition Program (“LEU Acquisition Program”). Under the contract awarded to LIST, LIST was selected as the prime contractor, with our company as the key subcontractor bringing our technical and regulatory expertise in advanced nuclear solutions to the collaboration. LIST will oversee the development of the primary uranium enrichment processes using its novel laser technology, while our company will contribute towards development in the areas of fuel deconversion, fuel fabrication, and fuel transportation. The total overall amount appropriated under the LEU Acquisition Program across all six contract awardees is anticipated to be $3.4 billion, to be awarded by the DOE via agreed to task orders each having a minimum value of $2 million.

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●	Fuel Transportation Business. Our transportation business will build on existing work completed at INL, Oak Ridge National Laboratory (“ORNL”) and Pacific Northwest National Laboratory (“PNNL”), the world’s premier U.S.-backed nuclear research facilities. We received an exclusive license for a high capacity HALEU fuel transportation basket design in April 2024, which will form the basis of a complete transportation system. This license grants us, as the licensee, exclusive rights for the use and development of the technology. In addition, the licensor is not permitted to license the technology to any other parties within the specified scope. We believe this technology is the most advanced concept in the United States for moving HALEU in commercial quantities. We are currently conducting work to modify the design to accommodate a variety of different fuel forms, so we are positioned to move fuel for both of our reactors and to enable us to provide transportation services to any nuclear company looking to move commercial quantities of fuel. In September 2024, we signed an agreement with GNS Gesellschaft für Nuklear-Service mbH (“GNS”) to undertake a wide-ranging project to produce an optimized HALEU transportation system solution based on our exclusively licensed fuel transportation basket design. The GNS agreement encompasses a study for the transport of multiple HALEU nuclear fuel types, including uranium oxide, TRISO particles, uranium-zirconium hydride, uranium mononitride, and salt fuel for molten salt reactors, thus optimizing the quantity of material that can be transported and developing a conceptual package design that will accommodate the new basket design. We also seek to acquire assets and existing businesses within the nuclear transportation industry to possess our company with the capabilities to internally move the materials, reactors, and fuels inherent within a reactor deployment operation, although we have not entered into any definitive agreements as of the date of this reoffer prospectus. We intend to obtain NRC certification for our high-capacity HALEU transportation system to move commercial quantities of HALEU fuel around North America and internationally. If developed and commercialized, we believe this product will serve as the basis for a domestic HALEU transportation company capable of providing commercial quantities of HALEU fuel. We hope to put our fuel transportation business into operation by 2028. We have also brought on two former United Parcel Service (UPS) executives, one of which works for our fuel transportation subsidiary, with the other sitting on our Executive Advisory Board, to assist in growing the transportation business around our technology.

●	Nuclear Consultation Services. We also plan on providing nuclear service support and consultation services for the expanding and resurgent nuclear energy industry, both domestically and internationally. This business opportunity represents our nearest term revenue generating opportunity. Our goal is to start providing nuclear service support and consultation services for the nuclear energy industry in 2025. As part of our efforts domestically, following our collaboration with Digihost Technology Inc. (“Digihost”) in December 2024, we expect to provide consulting services to Digihost by the end of the second quarter of 2025. These services will support the planning and execution of the Digihost project and will encompass regulatory advice, site assessment, roadmap development, and stakeholder engagement. In addition to these rendered services, we are examining strategic acquisitions or collaborations to expand our business and consultancy services. We have commenced several material discussions with potential targets for such acquisitions or collaborations, but as of the date of this reoffer prospectus, we have not entered into any definitive agreements for such acquisitions or collaborations. In combination with our intention to acquire existing revenue generating consultancy businesses, we are focusing on building our own internal nuclear consultation business in coordination with certain outside academic institutions, which we anticipate would require approximately $2 million over the next twelve months to recruit additional staff and build corresponding infrastructure to be capable of providing these services.

Our Industry and Market

We believe that the U.S. domestic nuclear energy sector is undergoing a renaissance that we believe we can capitalize on. We strongly support objectives of the DOE and the International Atomic Energy Agency (IAEA) for the peaceful use of nuclear energy, and we intend for our technology to form part of the U.S. foreign policy to advance the peaceful use of nuclear energy, science and technology, and drive new resources to projects and activities in developing countries with the greatest need. A key part of our business plan will seek to become a nuclear technology organization that can grow the U.S. global energy market engagement and concurrently support global market opportunities.

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We further believe that our microreactors can address various environmental and energy challenges through their innovative design and capacities, including their versatile and easily deployable nature in remote locations. We plan to target business development activities for our microreactors in several sectors, including data centers, artificial intelligence computer and quantum computing; crypto mining; military applications; disaster relief; transportation (including shipping); mining projects; water desalination and green hydrogen plants; and space exploration. As a result, we intend to support a broad set of clean energy applications.

Our Vision, Market Opportunity and Key Government Support

We believe our achievements to date and our business plans are positioning our company to be a leading participant in the U.S. nuclear industry through simultaneously rebuilding and introducing national capabilities to drive the resurgent nuclear energy industry. We further believe that our timing and approach into the industry have been optimal, with insight into national capability deficiencies and an understanding of the difficulties faced by other commercial nuclear energy, particularly microreactor, companies. Almost all microreactor companies have advanced using funds acquired from government grants or awards. Even with private funding, they have been stifled by lack of investor interest because of the long return timelines and high risks.

Despite the early stage of our company, we believe we are competitively differentiated in many ways.

●	Non-Dependent on Government Funding. Most small modular reactor (SMR) and microreactor companies are reliant on government grants and financing to progress their concepts. Consequently, their progress can cease once government funding is not available. Currently, while we have secured key government grants to support our technology development, we do not rely on government funding to sustain our business operations.

●	Technical Insight. On the technical front, we have benefited from insight into the problems which affected earlier movers within the nuclear technology space. Large SMR companies have raised billions of dollars for development but have been stalled by the lag in developing or acquiring the fuel necessary to advance their reactors. This led to our investigations into de-risking our own fuel supply by pursuing development and investment into our own fuel processing facility, as well as using more conventional fuel with greater operational history. We believe we have identified certain problems affecting the industry and we are taking early action to surmount potential roadblocks.

●	Government Contacts. During 2024, individuals with high placed government service and contacts joined our company. These include (i) John G. Vonglis, the former Chief Financial Officer of the DOE, who joined as our Executive Director of Global Government Affairs, (ii) Eric R. Oesterle, a former Branch Chief for Operating Reactor Licensing at the NRC, who joined as our Head of Microreactor Regulatory Licensing and (iii) David Tiktinsky, a forty year veteran of the NRC, who joined as our Head of Nuclear Regulatory Licensing. In addition, a number of former high-ranking military and government officials with significant experience in nuclear energy sit on our Executive Advisory Board. Our recruitment efforts were complemented by bringing in experts involved in every major part of the nuclear industry, from regulation to laboratories, to technical teams. We believe we will benefit from those government contacts as our company will be afforded access to highly skilled personnel possessing advanced expertise in the energy and nuclear sectors.

●	World Class Team. Our technical team is world class, with simple and realizable reactor concepts that do not require exotic fuels and who are aware of all the difficulties faced by almost every other reactor company who has chosen alternative designs. Our team has a deep knowledge of applicable regulatory requirements surrounding safety, transportation, and decommissioning, and our designs have incorporated all these considerations from the outset.

●	Government Initiatives. We believe that the U.S. government is increasingly showing strong support for nuclear energy through various initiatives aimed at advancing nuclear technology, all of which further our business plans and opportunities. This support has taken various forms, including legislation, grants, project funding and loan guarantees. Aside from the support for existing nuclear capabilities, all of these initiatives have the potential directly or indirectly to benefit and support our company.

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Our Competitive Strengths

We believe we have the following competitive strengths relating to our various business lines:

Microreactor Business. Unlike other nuclear reactor companies, we are seeking to become a vertically integrated company with multiple streams of revenue, a diversified business to hedge against market changes, and greater control over industries supporting microreactor development, such as nuclear fuel and transportation. Our diversified business model will make us highly differentiated from other reactor companies. We believe we have an expertise advantage over other companies developing microreactors, as we can recruit the best scientists, engineers and professionals in the world from any country or institution, without being constrained by the available personnel located within certain academic and professional institutions. The technical personnel involved in the current design of our reactors have been involved with the design and development of dozens of different reactors.

Fuel Processing Business. We believe, based on our market research, that no SMR and microreactor company is currently developing an integrated non-TRISO CAT II fuel supply chain to produce fuel for their reactors. Our strategy to create the fuel for our own reactors will also position us to supply fuel to the wider nuclear industry and other reactor manufacturers, addressing anticipated significant shortfalls in fuel supply.

Fuel Transportation Business. We identified a transportation concept which investigated a high capacity HALEU fuel transportation basket design, which has been developed by INL, ORNL and PNNL, and funded by the DOE. The technology was developed around a licensed third-party cask technology to create a full HALEU transportation package, which provided the most advanced solution we identified to address the technological challenge of moving commercial quantities of HALEU fuel around North America. The development of this concept had not been continued by the DOE due to lack of funding. On April 3, 2024, we entered into the BEA License with BEA for this nuclear fuel transportation package, and have been working with the groups capable of aiding us in the development of the concept into a NRC certified and transportation package for the transportation of HALEU materials.

Our Challenges

We are a young company seeking to develop and launch an integrated nuclear energy business. Our efforts face and will continue to face many significant challenges, as our business involves complex nuclear technology, regulatory hurdles, and rapidly shifting market dynamics. These challenges include, but are not limited to, the following:

●	Obtaining the necessary permits and licenses for nuclear reactors, facilities and transportation capabilities is time-consuming and expensive. Microreactors must meet stringent safety and environmental standards, and gaining regulatory approval can be a lengthy endeavor. Additionally, ensuring the safety of a microreactor throughout its lifecycle is paramount. Developing, implementing, and maintaining robust safety systems and protocols are critical challenges. Implementing robust security measures to protect against theft, sabotage, or unauthorized access is also critical for both regulatory compliance and public safety.

●	Building and operating a microreactor is very capital-intensive. Securing the necessary significant funding and managing costs, including but not limited to operational and maintenance costs, are ongoing challenges for our business.

●	The political and regulatory landscape can change, impacting the stability and viability of nuclear projects. International agreements and geopolitical factors can also affect nuclear technology access and export.

Competition

Our competitors (nearly all of which are significantly larger and have more cash resources than we do) are other power generation systems which provide energy within the 1MWe-1.5MWe range. This competition includes fossil fuel power generating units, renewables, long duration storage and other nuclear reactors, including other microreactors. However, as described above in “Competitive Strengths”, we believe we are positioned better than our competition to emerge as a leading supplier of carbon-free round the clock energy generation.

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Intellectual Property

We have developed or acquired important intellectual property to protect our technologies, including provisional patent filings for our microreactors, the acquisition of intellectual property (and subsequent filing by us of a provisional patent) related to our acquired ALIP technology used in small nuclear reactor cooling, an exclusive license for our fuel transportation technology, and intellectual property acquired from USNC, including 38 issued, pending or published patents, and 16 registered, pending or published trademarks.

Implications of Being an Emerging Growth Company

We currently qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These provisions include, but are not limited to:

●	being permitted to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;

●	an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	reduced disclosure about executive compensation arrangements in our periodic reports, registration statements, and proxy statements; and

●	exemptions from the requirements to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are not choosing to “opt out” of this provision.

However, because the market value of our common stock held by non-affiliates of our company was in excess of $700 million as of March 31, 2025 (the midpoint of our 2025 fiscal year), we expect to lose our status as an emerging growth company as of September 30, 2025, the last day of our current fiscal year.

Implications of Being a Smaller Reporting Company

We currently are a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may take advantage of certain of the scaled disclosures available to smaller reporting companies for the remainder of our current fiscal year, following which we expect we will become a “large accelerated filer” subject to more stringent disclosures and shortened time periods for filing our periodic reports.

Corporate Information

We were incorporated under the laws of the State of Nevada on February 8, 2022. Our principal executive office is located at 10 Times Square, 30th Floor, New York, NY 10018, and our telephone number is (212) 634-9206. Our website is www.nanonuclearenergy.com. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this Reoffer Prospectus.

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About This Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Reoffer Prospectus, of shares of Common Stock which may be issued to the Selling Stockholders under the 2025 Plan. The Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the Common Stock covered by this Reoffer Prospectus, as amended from time to time, though underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the Common Stock by the Selling Stockholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Stockholders will be borne by them.

Summary of Risk Factors

Investing in our securities is speculative entails a high degree of risk as more fully described under “Risk Factors,” and the risk factors contained in the other documents that are filed after the date hereof and incorporated by reference in this Reoffer Prospectus or contained in any applicable supplement. You should carefully consider such risks before deciding to invest in our securities.

RISK FACTORS

An investment in our Common Stock is speculative and involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 filed with the SEC on December 30, 2024 (the “Annual Report”) which are incorporated herein by reference, and the risk factors contained in the other documents that are filed after the date hereof and incorporated by reference in this Reoffer Prospectus or contained in any applicable supplement. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price and value of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

The Common Stock to be offered and sold using this Reoffer Prospectus will be offered and sold by the Selling Stockholders named in this Reoffer Prospectus. Accordingly, we will not receive any proceeds from any sale or disposition of shares of Common Stock held by the Selling Stockholders pursuant to this Reoffer Prospectus.

DILUTION

Because the Selling Stockholders who offer and sell Common Stock covered by this Reoffer Prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this Reoffer Prospectus information about the dilution (if any) to the public arising from these sales.

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SELLING STOCKHOLDERS

This Reoffer Prospectus relates to the offer and sale, from time to time, by the Selling Stockholders named herein, or their permitted transferees, of shares of our Common Stock issued to the Selling Stockholders under the 2025 Plan. As of the date of this prospectus, the Selling Stockholders have not been granted any awards under the 2025 Plan, and we expect to supplement this prospectus in the future to reflect the Common Stock which may be sold by the Selling Stockholders hereunder.

The following table sets forth the names of the Selling Stockholders, the number of shares of Common Stock owned by each of them as of the date of this Reoffer Prospectus, the number of shares of Common Stock that they may offer pursuant to this Reoffer Prospectus, and the number and percentage of shares of Common Stock to be beneficially owned by each Selling Stockholders assuming all of the shares of Common Stock which may be offered by such Selling Stockholders pursuant to this Reoffer Prospectus are sold.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of their Common Stock. The Selling Stockholders may offer all or part of the Common Stock for resale from time to time through public or private transactions, at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. Because the Selling Stockholders may offer all, some or none of their securities, no definitive estimate as to the number of shares of Common Stock that will be held by the Selling Stockholders after an offering can be provided. The Selling Stockholders may sell any, all or none of the shares offered by this Reoffer Prospectus. See “Plan of Distribution.” We will not receive any of the proceeds from the sale of the Common Stock sold by the Selling Stockholders.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Therefore, beneficial ownership of the Common Stock by each Selling Stockholder includes Common Stock that is currently exercisable or convertible, or exercisable or convertible within sixty (60) days.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to Common Stock beneficially owned by them.

Selling Stockholder’s information for each additional Selling Stockholder, if any, will be set forth in a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s Common Stock pursuant to this Reoffer Prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this Reoffer Prospectus, including the identity of each Selling Stockholder and the number of shares of Common Stock registered on its behalf.

Name of Selling Stockholder	Common Stock Owned Before the Offering (1)	Common Stock Owned Before the Offering (%)(2)	Common Stock to be Offered for Resale(3)	Common Stock Owned After the Offering	Common Stock Owned After the Offering (%)
Jay Jiang Yu (4)	11,000,000	28.57%	—	10,000,000	26.67%
James Walker (5)	1,300,000	3.38%	—	300,000	*
Jaisun Garcha (6)	590,000	1.56%	—	250,000	*

Dr. Florent Heidet(7)	—	—	—	—	—
Dr. Tsun Yee Law (8)	135,000	*	—	100,000	*
Diane Hare (9)	45,000	*	—	–	–
Dr. Kenny Yu (10)	60,000	*	—	15,000	*

* Less than one percent (1%)

(1)	The number of shares of Common Stock listed for each Selling Stockholder is based on the Common Stock held by such Selling Stockholder as of the date of this Reoffer Prospectus but assumes the exercise of all convertible securities held by such Selling Stockholder that are currently exercisable or exercisable within 60 days of the date of this Reoffer Prospectus.

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(2)	In calculating the percentages, (a) the numerator is calculated by adding the number of shares of Common Stock held by such Selling Stockholder as of the date of this Reoffer Prospectus and the number of shares of Common Stock issuable upon the exercise of convertible securities held by such Selling Stockholder that are currently exercisable or exercisable within 60 days of the date of this Reoffer Prospectus, if any; and (b) the denominator is calculated by adding an aggregate of 37,501,273 Common Stock outstanding as of May 12, 2025 and the number of shares of Common Stock issuable upon the exercise of convertible securities held by such Selling Stockholder that are currently exercisable or exercisable within 60 days of the date of this Reoffer Prospectus, if any (but not the number of shares of Common Stock issuable upon the exercise of convertible securities held by any other Selling Stockholder).

(3)	The number of shares to be sold includes (a) the Common Stock held by such Selling Stockholder as of the date of this Reoffer Prospectus and offered hereby, and (b) the Common Stock issuable to such Selling Stockholder and offered hereby.

(4)	Represents (i) 700,000 shares of Common Stock issuable upon the exercise of the vested options within 60 days of the date of this Resale Prospectus by I Financial Ventures Group LLC. (or the I Financial), a Limited Liability company incorporated under the laws of Delaware. Jay Jiang Yu, our President, Secretary, Treasurer, and Chairman of the Board of Directors (the “Board”), is the sole shareholder and director of I Financial, and exercises voting and dispositive power of the securities held by I Financial; and (ii) 300,000 shares of Common Stock issuable upon the exercise of the vested options within 60 days of the date of this Resale Prospectus by Jay Jiang Yu. The address of I Financial and Jay Jiang Yu is c/o 10 Times Square, 30th Floor, New York, NY 10018.

(5)	James Walker is the Chief Executive Officer and Director of the Company.

(6)	Jaisun Garcha is the Chief Financial Officer of the Company.

(7)	Dr. Florent Heidet is the Chief Technology Officer of the Company.

(8)	Dr. Tsun Yee Law is a member of the Board of the Company.

(9)	Diane Hare is a member of the Board of the Company.

(10)	Dr. Kenny Yu is a member of the Board of the Company.

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PLAN OF DISTRIBUTION

We are registering the Common Stock covered by this Reoffer Prospectus to permit the Selling Stockholders to conduct public secondary trading of the Common Stock from time to time after the date of this Reoffer Prospectus. As used herein, references to “Selling Stockholders” includes donees, pledgees, transferees, distributees or other successors-in-interest selling Common Stock of Company received after the date of this Reoffer Prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer.

We will not receive any of the proceeds from the sale of the Common Stock offered by this Reoffer Prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock will be the purchase price of the Common Stock less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Common Stock covered by this Reoffer Prospectus. The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the Common Stock. We will bear the costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this Reoffer Prospectus, including all registration and filing fees and fees and expenses of our counsel and our independent registered public accounting firm. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of the Common Stock to be made directly or through agents.

The Common Stock offered by this Reoffer Prospectus may be sold from time to time to purchasers:

● directly by the Selling Stockholders;

● through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Common Stock; or

● through a combination of any of these above-mentioned methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the Common Stock against certain liabilities in connection with the offering of the shares arising under the Securities Act. We will make copies of this Reoffer Prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Common Stock by the Selling Stockholders.

The Common Stock may be sold in one or more transactions at:

● fixed prices;

● prevailing market prices at the time of sale;

● prices related to such prevailing market prices;

● varying prices determined at the time of sale; or

● negotiated prices.

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These sales may be effected in one or more transactions:

● on any national securities exchange or quotation service on which the Common Stock may be listed or quoted at the time of sale, including Nasdaq;

● in the over-the-counter market;

● in transactions otherwise than on such exchanges or services or in the over-the-counter market;

● through trading plans entered into by the Selling Stockholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this Reoffer Prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

● any other method permitted by applicable law; or

● through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Common Stock being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders, and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this Reoffer Prospectus. Upon being notified by a Selling Stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our Common Stock, we will, to the extent required, promptly file a supplement to this Reoffer Prospectus to name specifically such person as a Selling Stockholder.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all the Common Stock under this Reoffer Prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Common Stock by other means not described in this Reoffer Prospectus. In addition, any Common Stock covered by this Reoffer Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The Common Stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Common Stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Common Stock by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Common Stock to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the Common Stock.

Once sold under the Registration Statement of which this Reoffer Prospectus forms a part, the Common Stock covered by this Reoffer Prospectus will be freely tradable in the hands of persons other than our affiliates.

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EXPERTS

WithumSmith+Brown, PC (or Withum), our independent registered public accounting firm, has audited our consolidated balance sheets as of September 30, 2024 and 2023, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years ended September 30, 2024 and 2023, as set forth in their report dated December 30, 2024 included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, which is incorporated by reference into which the registration statement of which this prospectus forms a part. We have incorporated by reference our consolidated financial statements in this prospectus and in the registration statement in reliance on Withum’ s report given on their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of these shares has been passed upon by Parsons Behle & Latimer, Reno, Nevada.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement under the Securities Act, with respect to the shares of Common Stock offered hereby. This Reoffer Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Registration Statement, the documents incorporated by reference herein and the exhibits and schedules filed thereto. Statements contained or incorporated by reference in this Reoffer Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information is available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.nanonuclearenergy.com. You may access our Registration Statements on Form S-1 or S-3, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge or at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website address does not constitute incorporation by reference of the information contained on our website, and you should not consider the contents of our website in making an investment decision with respect to our Common Stock.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024 filed with the SEC on December 30, 2024 (the “Annual Report”);

2.	The Registrant’s quarterly reports on Form 10-Q for the quarterly periods ended December 31, 2024 and March 31, 2025, filed with the SEC on February 13, 2025 and May 15, 2025, respectively;

3.	The Registrant’s current reports on Form 8-K, filed with the SEC on January 14, 2025, March 12, 2025, and April 24, 2025, respectively;

2.	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report (other than the portions of these documents not deemed to be filed); and

3.	The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A (File No. 001-42044) filed with the SEC on May 6, 2024, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Nevada Revised Statutes (“NRS”) 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

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NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. NRS 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.7502(3) provides that any discretionary indemnification pursuant to NRS 78.7502 (unless ordered by a court or advanced pursuant to NRS 78.751(2)), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination must be made (i) by the shareholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. NRS 78.751(2) provides that the corporation’s articles of incorporation or bylaws, or an agreement made by the corporation, may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

Under the NRS, the indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751:

●	Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to NRS 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the la w and was material to the cause of action; and

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●	Continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors and administrators of such a person.

A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Our governing documents provide that to the fullest extent permitted under the NRS (including, without limitation, to the fullest extent permitted under NRS 78.7502 and 78.751(3)) and other applicable law, that we shall indemnify our directors and officers in their respective capacities as such and in any and all other capacities in which any of them serves at our request.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the attached Exhibit Index on the page immediately preceding the signature pages hereto, which is incorporated herein by reference into this Registration Statement.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation of the Registrant (1)
3.2	Certificate of Amendment to Articles of Incorporation, dated March 4, 2024 (1)
3.3	Amended and Restated Bylaws of the Registrant (1)
4.1	Specimen Common Stock Certificate (1)
5.1*	Opinion of Parsons Behle & Latimer as to the legality of the securities being registered
10.1	Nano Nuclear Energy Inc. 2025 Equity Incentive Plan (2)
23.1*	Consent of WithumSmith+Brown, PC, Independent Registered Public Accounting Firm
23.2*	Consent of Parsons Behle & Latimer (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page of this Registration Statement)
107*	Fee filing table

* Filed herewith.

(1) Filed as an exhibit to the Registrant’s Registration on Form S-1 (File No. 333-278076), filed with the SEC on May 1, 2024.

(2) Filed as Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on February 28, 2025.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of May, 2025.

NANO NUCLEAR ENERGY INC.

By:	/s/ James Walker
James Walker
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James Walker and Jay Jiang Yu, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Nano Nuclear Energy Inc.) to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and any and all additional registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jay Jiang Yu	Chairman of the Board, President and Secretary	May 23, 2025
Jay Jiang Yu

/s/ James Walker	Chief Executive Officer and Director	May 23, 2025
James Walker	(Principal Executive Officer)

/s/ Jaisun Garcha	Chief Financial Officer	May 23, 2025
Jaisun Garcha	(Principal Accounting Officer)

/s/ Tsun Yee Law	Independent Director	May 23, 2025
Dr. Tsun Yee Law

/s/ Diane Hare	Independent Director	May 23, 2025
Diane Hare

/s/ Kenny Yu	Independent Director	May 23, 2025
Dr. Kenny Yu

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